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                       [Letterhead of BDO International]


                                                                    Exhibit 11.1

                        CONSENT OF INDEPENDENT AUDITORS

Deswell Industries, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-97162 and 333-07946) of Deswell Industries, Inc. (the "Company") of our report dated July 25, 2003 relating to the consolidated financial statements, appearing in the Company's Annual Report on Form 20-F for the year ended March 31, 2003.



                                                         /s/  BDO International
Hong Kong, September 15, 2003                                 BDO International